Exhibit 99.1

Contacts:	Meg McGilley
Chief Financial Officer
(858) 480-0402

Rob Whetstone
PondelWilkinson, Inc.
(310) 279-5963
SOMAXON PHARMACEUTICALS SECURES UP TO
$65 MILLION IN FINANCING
SAN DIEGO, CA – May 22, 2008 - Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX), a specialty pharmaceutical company focused on the in-licensing and development of proprietary product candidates for the treatment of diseases and disorders in the fields of psychiatry and neurology, today announced that it has entered into a $15 million secured loan agreement with Oxford Finance Corporation and Silicon Valley Bank and a Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited in which Kingsbridge has committed to provide up to $50 million of capital through the purchase of newly-issued shares of Somaxon’s common stock.
“These financing arrangements provide us with access to additional funds to support our preparation activities for the commercialization of SILENOR™, if it is approved by the FDA,” said David F. Hale, Somaxon’s Executive Chairman and Interim CEO. “In addition, the availability of these funds will support our financial position as we continue to move forward in discussions with a number of companies regarding a potential strategic collaboration relating to the commercialization of SILENOR™. We believe these transactions also provide us with the flexibility to access funding in ways that can allow us to minimize potential dilution for our stockholders.”
Secured Loan Agreement
Under the secured loan agreement, Somaxon borrowed $15.0 million from the lenders. The loan is secured by a first priority security interest in all of the company’s assets, other than its intellectual property and its rights under license agreements granting it rights to intellectual property. Somaxon also agreed not to pledge or otherwise encumber its intellectual property assets.

Somaxon will be required to pay interest on borrowings at the fixed, per-annum rate of 9.57% on a monthly basis through December 31, 2008. Thereafter, the company will be required to repay the principal plus interest in 30 equal monthly installments.
The loan documents contain typical upfront, final payment and prepayment fees. The company also has certain minimum cash balance requirements.
In connection with entering into the loan agreement, Somaxon issued to the lenders warrants to purchase shares of the company’s common stock.
Committed Equity Financing Facility
Pursuant to the CEFF, Kingsbridge has committed to provide up to $50 million of capital for a period of three years through the purchase of newly-issued shares of Somaxon’s common stock. Under the terms of the CEFF, the maximum number of shares that Somaxon may sell (exclusive of the shares underlying a warrant issued concurrently to Kingsbridge with the CEFF) will be limited to the maximum number of shares the Company may sell under the rules of the Nasdaq Global Market to Kingsbridge without approval of its stockholders.
Subject to certain conditions, Somaxon may access capital under the CEFF in tranches of up to three percent (3%) of the company’s market capitalization at the time of the draw down of such tranche.
Kingsbridge will purchase shares of common stock pursuant to the CEFF at discounts ranging from six percent (6%) to twelve percent (12%), depending on the average market price of the common stock during the pricing period, provided that the volume weighted purchase price for any shares to be issued to Kingsbridge during the period exceeds a specified threshold.

In connection with the CEFF, Somaxon issued a warrant to Kingsbridge to purchase shares of Somaxon’s common stock.
The CEFF also requires Somaxon to file a registration statement with respect to the resale of shares issued pursuant to the CEFF and underlying the warrant within 60 days of entering into the CEFF, and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within 180 days of entering into the CEFF.
Throughout the term of the agreement, Kingsbridge is restricted from engaging in any short selling transaction relating to Somaxon’s common stock. Somaxon is not obligated to utilize any of the $50 million available under the CEFF, and there are no minimum commitments or minimum use penalties. The CEFF agreement does not contain any restrictions on Somaxon’s operating activities, automatic pricing resets or minimum market volume restrictions.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this news release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offering of Somaxon Pharmaceuticals, Inc. common stock under the resale registration statement referred to in this news release will be made only by means of a prospectus.
About Somaxon Pharmaceuticals, Inc.
Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing and development of proprietary product candidates for the treatment of diseases and disorders in the fields of psychiatry and neurology. Somaxon has completed four successful Phase 3 clinical trials for its lead product candidate, SILENOR™ (doxepin HCl) for the treatment of insomnia. The FDA recently notified Somaxon that it accepted the New Drug Application (NDA) for SILENOR™ for review as of March 31, 2008. Pursuant to PDUFA guidelines, Somaxon expects that the FDA will complete its review and provide an action letter to the company with respect to the NDA by December 1, 2008.
For more information, please visit the company’s web site at www.somaxon.com.

Somaxon cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. For example, statements regarding the potential to raise additional financing and the potential to receive approval of the NDA for SILENOR™ and commercialize SILENOR™ either alone or together with third parties are forward looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to comply with the covenants under the secured loan agreement; the potential for an event of default under the secured loan agreement, and the corresponding risk of acceleration of repayment and potential foreclosure on the assets pledged to secure the line of credit; Somaxon’s ability to fully utilize the CEFF as a source of future financings, whether due to the maximum number of shares issuable under the CEFF consistent with Nasdaq Global Market listing requirements, the company’s ability to satisfy various conditions to drawdowns under the CEFF, Kingsbridge’s performance of its obligations under the CEFF or otherwise; the impact on the level of Somaxon’s stock price, which may decline, in connection with the implementation of the CEFF, the filing of the related registration statement or the occurrence of any drawdowns; the potential for the FDA to impose non-clinical, clinical or other requirements to be completed before or after regulatory approval of SILENOR™; Somaxon’s ability to demonstrate to the satisfaction of the FDA that potential NDA approval of SILENOR™ is appropriate without standard, long-term carcinogenicity studies, given the context of completed trials and pending studies; the potential for SILENOR™ to receive regulatory approval for one or more indications and with a label that is consistent with Somaxon’s patent protection on a timely basis or at all; the timing and results of non-clinical studies for SILENOR™, and the FDA’s agreement with Somaxon’s interpretation of such results; the potential to enter into and the terms of any strategic transaction relating to SILENOR™; the scope, validity and duration of patent protection and other intellectual property rights for SILENOR™; Somaxon’s ability to have such patent protection provide exclusivity for SILENOR™; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; unexpected findings relating to SILENOR™ that could delay or prevent regulatory approval or commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of and obtaining regulatory approval for SILENOR™; the market potential for insomnia, and Somaxon’s ability to compete; Somaxon’s ability to raise sufficient capital; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Somaxon undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.
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